STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT (this “Agreement”), dated September 26, 2008 by and between interCLICK, Inc., a Delaware corporation (the “Pledgor”), GRQ Consultants, Inc. 401(k) (“GRQ”) and Barry Honig (“Honig” and together with GRQ, the “Pledgees”);

WITNESSETH:

WHEREAS, (i) GRQ will lend $650,000.00 to the Pledgor, with such loan to be evidenced by a promissory note in the principal amount of $650,000.00 (the “GRQ Note”) and (ii) Honig will lend $650,000.00 to the Pledgor, with such loan to be evidenced by a promissory note in the principal amount of $650,000.00 (the “Honig Note” and together with the GRQ Note, the “Notes”);

WHEREAS, in order to induce the Pledgees to make the above described loans and accept the Notes, the Pledgor has agreed to secure all of the Pledgor’s obligations under the Notes with the grant to the Pledgees of a first priority security interest in the stock identified on Schedule A hereto;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Definitions.

The following terms shall have the following meanings wherever used in this Agreement:

(a) “Event of Default” shall have the meaning given thereto in the Notes.

(b) “Obligations” shall mean all principal and interest and other amounts which may be due and payable under the Notes, whether upon stated maturity, by acceleration, or otherwise, outstanding at any time and any amounts due and payable pursuant to this Agreement.

(c) “Pledged Stock” shall mean all the stock of Options Media Group Holdings, Inc., a Nevada corporation (“OMGH”), identified in Schedule A and all other property at any time pledged to the Pledgees pursuant to Section 2(a) of this Agreement.

(d) “Satisfaction Date” shall mean that date on which all of the Obligations have been paid or otherwise indefeasibly satisfied in full.

2.  Pledge of the Pledged Stock/Additional Deposits.

(a)  As security for the due and timely payment and performance of all of the Obligations, the Pledgor hereby pledges to the Pledgees, and grants to the Pledgees a first priority lien and security interest in all of: (i) the Pledged Stock (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Pledged Stock and all cash and non-cash proceeds thereof; and (ii) all other property at any time pledged to the Pledgees hereunder or in which the Pledgees are granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof. in each case until the Satisfaction Date.

(b)  In furtherance of the pledge hereunder, the Pledgor will deliver to the Pledgees not later than October 2, 2008, the certificates representing all of the Pledged Stock, each of which now remains in the name of the Pledgor and is accompanied by appropriate undated stock powers duly endorsed in blank by the Pledgor bearing “medallion” signature guarantees.

(c) If, while this Agreement is in effect, the Pledgor becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any Pledged Stock or otherwise, the Pledgor agrees to accept the same as agent for the Pledgees, to hold the same in trust on behalf of and for the benefit of the Pledgees, and to deliver the same promptly upon receipt to the Pledgees in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated “medallion” stock or other powers duly executed in blank, to be held by the Pledgees, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of OMGH shall be paid over to the Pledgees, to be held by the Pledgees, subject to the terms and conditions hereof, as additional collateral security for the Obligations.

3.  Retention of the Pledged Stock.

(a)  Except as otherwise provided herein, the Pledgees shall have no obligation with respect to the Pledged Stock, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

(b)  The Pledgees shall hold the Pledged Stock in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

4.  Rights of the Pledgor. Throughout the term of this Agreement, so long as no Event of Default has occurred and is continuing, the Pledgor shall have the right to vote the Pledged Stock in all matters presented to the stockholders of OMGH for vote thereon, except in a manner inconsistent with the terms of this Agreement or detrimental to the interests of the Pledgees.

5.  Event of Default; Power of Attorney.

(a)  Upon the occurrence and during the continuance of any Event of Default, the Pledgees shall have the right to: (i) exercise all voting and corporate rights of, and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to, any Pledged Stock as if the Pledgees were the absolute owners thereof, including (without limitation) the right to exchange, at their discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of OMGH or upon the exercise by the Pledgor or the Pledgees of any right, privilege or option pertaining to any of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Pledgees may determine, all without liability except to account for property actually received by them; (ii) apply any funds or other property received in respect of the Pledged Stock to the Obligations, and receive in their own name any and all further distributions which may be paid in respect of the Pledged Stock, all of which shall, upon receipt by the Pledgees, be applied to the Obligations; (iii) transfer all or any portion of the Pledged Stock (as determined by the Pledgees in their discretion) on the books of OMGH to and in the name of the Pledgees or such other person or persons as the Pledgees may designate; (iv) affect any sale, transfer or disposition of all or any portion of the Pledged Stock and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Stock; (v) collect, sue for and give acquittance for any money due on account of any of the foregoing; and (vi) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgees may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

(b)  In furtherance of the foregoing powers of the Pledgees, the Pledgor hereby authorizes and appoints each Pledgee, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in its name, place and stead, to take any and all such action as each Pledgee, in his or its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon a Pledgee to exercise any of the rights or powers granted herein.

(c)  The foregoing rights and powers granted to the Pledgees, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock or any other property held or received by the Pledgees hereunder.

6.  Foreclosure; Sale of Pledged Stock.

(a)  Without limitation of Paragraph 5 above, in the event that the Pledgees shall make any sale or other disposition of any or all of the Pledged Stock following an Event of Default, the Pledgees may also:

(i) offer and sell all or any portion of the Pledged Stock publicly through a registered broker-dealer, or by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgees and their counsel may deem appropriate, and who may be required to represent that they are purchasing the Pledged Stock for investment and not with a view to distribution;

(ii) sell any or all of the Pledged Stock upon credit or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Pledged Stock; and

(iii)  receive and collect the net proceeds of any sale or other disposition of any Pledged Stock, and apply same in such order and to such of the Obligations (including the customary costs and expenses of the sale or disposition of the Pledged Stock) as the Pledgees may, in their absolute discretion, deem appropriate.

(b)  Upon any sale of any of the Pledged Stock in accordance with this Agreement, the Pledgees shall have the right to assign, transfer and deliver the subject Pledged Stock to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Stock absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Pledged Stock, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

(c)  Nothing herein contained shall be deemed to require the Pledgees to effect any sale or disposition of any Pledged Stock at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgees shall, subject to any further conditions imposed by this Agreement, at all times following the occurrence of an Event of Default, have the right to use or deal with the Pledged Stock as if the Pledgees were the outright owners thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law.

(d)  The Pledgor and Pledgees agrees that upon release of the Pledged Stock after the occurrence of an Event of Default, such Pledged Stock will not be subject to the terms of any standstill agreement or lock-up agreement.

(e)  Following the occurrence and during the existence of an Event of Default, the Pledgor will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Pledged Stock pursuant to Rule 144. Subject to holding period set forth in Rule 144, the Pledgor is unaware of any impediment to the resale of the Pledged Stock in reliance on Rule 144 by the Pledgees upon an Event of Default. The Pledgor will not take any action that would impede or limit the Pledgees’ ability to sell all the Pledged Stock upon an Event of Default, pursuant to Rule 144. For so long as any Pledged Stock is subject to this Agreement, no Pledgor will sell any security from Options Media Group Holdings, Inc. which such sale would or could be aggregated with sales by the Pledgees of Pledged Stock pursuant to Rule 144. The Pledgor represents that the Notes were issued in bona fide loan transactions.

7.  Covenants, Representations and Warranties.

In connection with the transactions contemplated by this Agreement, and knowing that the Pledgees are and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

(a)  the Pledged Stock has been duly and validly issued, is fully paid and non-assessable (and any Pledged Stock received in the future will be duly and validly issued, fully paid and non-assessable) , and is and will be owned by the Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgees pursuant to this Agreement;

(b)  there are and will be no options, warrants or other rights in respect of the Pledged Stock which are not pledged to the benefit of Pledgees hereunder, and the Pledgor has the absolute right to pledge the Pledged Stock hereunder without the necessity of any consent of any person;

(c)  neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

(d)  this Agreement has been duly executed and delivered by the Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

(e)  there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock;

(f)  upon execution of this Agreement by the Pledgor, the Pledgees shall have the sole and first priority lien and security interest in the Pledged Stock; and

(g)  the Pledgor is solvent on the date hereof.

8.  UCC Filings. The Pledgor hereby grants to Pledgees the right and authority to file UCC Financing Statements at the Pledgor’s expense in Delaware and any other jurisdiction in which the Pledgees acting in their sole discretion may require to memorialize the security interest herein granted.

9.  Return of the Pledged Stock. To the extent that the Pledgees shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, at the Satisfaction Date, any security interest in the Pledged Stock shall automatically terminate, cease to exist and be released, and the Pledgees shall forthwith return the Pledged Stock to and in the name of the Pledgor, and file, at the Pledgor’s expenses, releases of Pledgees’ security interest in the Pledged Stock.

10.          Expenses of the Pledgees. All expenses incurred by the Pledgees (including but not limited to reasonable attorneys’ fees and costs) in connection with the enforcement of this Agreement or any actual or attempted sale or other disposition of the Pledged Stock hereunder shall be reimbursed to the Pledgees by the Pledgor on demand, or, at the Pledgees’ option, such expenses may be added to the Obligations and shall be payable on demand.

11.          Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, in order to enable the Pledgees to exercise any of their rights hereunder, and/or in order to secure more fully the Pledgees’ interest in the Pledged Stock.

12.             Miscellaneous.

(a)  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Pledgor to: interCLICK, Inc., 200 Park Avenue South, Suite 908-909, New York, New York 10003, Fax: (646) 558-1227, with an additional copy to: Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, New York 10022, Attention: Harvey J. Kesner, Esq., Fax: (212) 918-8989, and (ii) if to the Pledgees, to: Barry Honig, 595 South Federal Hwy, Suite 600 Boca Raton Florida 33432, Fax: (561) 544-2456, with an additional copy to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, Attention: Edward M. Grushko, Esq., Fax: (212) 697-3575.

(b)  If any notice to the Pledgor of the sale or other disposition of the Pledged Stock is required by then applicable law, five (5) business days prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) to the Pledgor of the time and place of any sale of the Pledged Stock which the Pledgor agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to the Pledgees under the Uniform Commercial Code.

(c)  The laws of the State of New York including but not limited to Article 9 of the Uniform Commercial Code as in effect from time to time, shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State and County of New York, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

(d)  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of its or his rights or obligations hereunder without the prior written consent of the Pledgees, and the Pledgees shall not assign their rights hereunder without simultaneously assigning their obligations hereunder to the subject assignee. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

(e)  Neither any course of dealing between the Pledgor and the Pledgees nor any failure to exercise, or any delay in exercising, on the part of the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

(f)  The Pledgees’ rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently.

(g)  No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgees shall have consented thereto in writing.

(h)  The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

(i)  If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

(j)  This Agreement together with the Notes, are intended by the parties hereto as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

PLEDGOR:

INTERCLICK, INC.

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

PLEDGEES:

/s/ Barry Honig
BARRY HONIG

GRQ CONSULTANTS, INC. 401(K)

By:	/s/ Barry Honig
Name: Barry Honig
Title: President

SCHEDULE A TO STOCK PLEDGE AGREEMENT

CERTIFICATE NUMBER	HOLDER	SHARES [and Class of Shares]	ISSUER	JURISDICTION OF ORGANIZATION OF ISSUER
	interCLICK, Inc.	7,800,000 shares of common stock	Options Media Group Holdings, Inc.	Nevada